Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of VPR Brands, LP (the “Company”) on Form 10-Q for the quarter ended June 30, 2020 as filed with the Securities and Exchange Commission (the “Report”), I, Kevin Frija, Chief Executive Officer, and Director (principal executive officer and principal accounting officer) of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to SS. 906 of the Sarbanes-Oxley Act of 2002, that:

1.         The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.         The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Kevin Frija
August 14, 2020	Kevin Frija, Chief Executive Officer and President (principal executive officer and principal financial officer)